UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of principal executive offices) (Zip Code)

(410) 229-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 26, 2015, pursuant to a mutually agreed Letter Agreement (the “Letter Agreement”) of even date, Said Tofighi ceased to serve as Senior Vice President of Global Manufacturer Supply Chains and Ventev Innovations of TESSCO Technologies Incorporated (“TESSCO” or the “Company”). Mr. Tofighi will remain employed by the Company in a transitional role until August 28, 2015, when his employment with the Company will terminate.

In order to expedite the implementation of this mutual decision, and also after consideration of Mr. Tofighi’s undertakings pursuant to the Letter Agreement, and his more than 20 years of service and enormous contributions to TESSCO from its earliest days as a public company, TESSCO and Mr. Tofighi have agreed, pursuant to the Letter Agreement, to a severance arrangement as generally described below.

The parties have agreed that Mr. Tofighi will receive a severance payment equal to 1.00 times his current base salary ($345,000) to be paid in two equal installments, the first on August 28, 2015 and the second on April 1, 2016, assuming certain conditions are satisfied. These include the delivery by Mr. Tofighi of a release, and his not accepting any executive or senior management position (regardless of whether it is competitive with the Company), and not engaging in any business competitive with the Company, through February 28, 2016.

Mr. Tofighi has also agreed that he will not be entitled to any “Value Share” payment that he otherwise may have been entitled to for fiscal 2016, and that he is entitled to receive only previously earned Performance Shares that are distributable prior to termination of his employment on August 28, 2015. He will not be entitled to receive any Performance Shares that might have otherwise become distributable to him after that date. Accordingly, and assuming his employment terminates on August 28, 2015 and the non- occurrence of an event resulting in accelerated vesting of outstanding PSUs, an aggregate of 5,768 Performance Shares will then be forfeited.

Because of the mutual agreement as to the change in Mr. Tofighi’s title and responsibilities, and as to termination of his employment, there will be no termination of Mr. Tofighi’s employment by the Company without Cause, nor by Mr. Tofighi for Good Reason, as those terms are used in the previously existing Severance and Restrictive Covenant Agreement, dated February 9, 2009, between the Company and Mr. Tofighi (the “2009 Severance Agreement”). Under the terms of the 2009 Severance Agreement, upon a termination of his employment by the Company without Cause or by him for Good Reason, Mr. Tofighi would have been entitled to, among other things, payment of 1.65 times his current base salary. In addition, under such circumstances, he would have been entitled to acceleration and distribution of all 5,768 Performance Shares previously earned by him, but not yet otherwise vested.

The 2009 Severance Agreement, and Mr. Tofighi’s obligations thereunder, otherwise remain in effect, as modified by the Letter Agreement. The 2009 Severance Agreement includes termination obligations and provides for a one year restriction period, which will commence August 28, 2015.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement and 2009 Severance Agreement. A copy of the Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of May 26, 2015, by and between TESSCO Technologies Incorporated and Said Tofighi

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric Spitulnik.
Aric Spitulnik.
Senior Vice President and Chief Financial Officer

Dated: May 26, 2015